Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report On Form 10-Q of New Venture Holdings, Inc. (the "Company") for the quarter ending September 30, 2008, I, Vanleo Y. W. Fung, Chief Executive Officer and Principle Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending September 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 27, 2008	By:	/s/	Vanleo Y.W. Fung
Vanleo Y.W. Fung
Chief Executive Officer and
Principal Financial Officer